                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




        As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.




                                                      /s/ Arthur Andersen LLP
                                                      ------------------------
Oklahoma City, Oklahoma                                   Arthur Andersen LLP
    July 23, 1998